UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐     Preliminary Proxy Statement.
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐     Definitive Proxy Statement.
☒     Definitive Additional Materials.
☐      Soliciting Material Pursuant to Rule 14a-12.

ONEOK PARTNERS, L.P.
(Name of Registrant as Specified In Its Partnership Agreement)

ONEOK PARTNERS GP, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)            Titles of each class of securities to which transaction applies: __________________.

2)            Aggregate number of securities to which transaction applies: __________________.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________.

4)           Proposed maximum aggregate value of transaction: $______________________.

5)          Total fee paid: $____________________.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
_____________________________________________________

2)     Form, Schedule or Registration Statement No.:
_____________________________________________________

3)     Filing Party:
_____________________________________________________

4)     Date Filed:
_____________________________________________________

SPECIAL MEETING IN ONE WEEK
PLEASE VOTE YOUR COMMON UNITS

March 22, 2007
Dear Common Unitholder:

The Special Meeting of Common Unitholders of ONEOK Partners, L.P. (the “Partnership”) will be held in one week on March 29, 2007.  We need your vote for this important meeting. The vote of all Common Unitholders, large and small, is very important. Please take one moment of your time to vote your Common Units. Telephone and internet voting are available as indicated on the enclosed duplicate proxy card. Please review the proxy statement, dated February 1, 2007, carefully and in its entirety before voting your Common Units. Then, please take one moment of your time to vote.

IMPORTANT - THE AMOUNT OF DISTRIBUTIONS AVAILABLE TO COMMON UNITHOLDERS WILL BE
REDUCED IF COMMON UNITHOLDERS DO NOT APPROVE PROPOSALS

Failure to approve the Conversion Proposal and the Amendment Proposal will result in increased distributions, effective as of April 7, 2007, to the holders of Class B Units equal to 110% of the distributions due to Common Unitholders (and in certain circumstances, 123.5% of distributions), reducing the amount of funds available for distribution to holders of Common Units. If the Conversion Proposal and the Amendment Proposal are approved prior to April 7, 2007, there will be no adverse economic impact on the Common Unitholders.

Your vote participation is very important. You are urged to vote your units today, without delay. We need your help and your vote. The Amendment Proposal requires the affirmative vote of at least two-thirds of the outstanding Common Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its affiliates. If a Common Unitholder does not vote, it has the same effect as voting against the Amendment Proposal. The Board of Directors of the General Partner recommends that you vote FOR all proposals on the meeting agenda.

If you have any questions or need assistance voting your Common Units, please call D.F. King & Co., Inc., who is assisting ONEOK Partners, toll-free at 1-800-549-6746.

Sincerely,

/s/ John W. Gibson

John W. Gibson
President and Chief Executive Officer
ONEOK Partners GP, L.L.C.